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                                                                EXHIBIT 5(a)-2.1


                   AMENDMENT OF INVESTMENT ADVISORY AGREEMENT




                                  June 30, 1994


Sierra Investment Advisors Corporation
9301 Corbin Avenue, Suite 333
P.O. Box 1160
Northridge, California  91328-1160

Dear Sirs:

         Sierra Trust Funds (the "Company," formerly known as GW Sierra Trust Funds), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, hereby agrees with Sierra Investment Advisors Corporation ("Sierra Advisors," formerly known as Great Western Financial Advisors Corporation), a corporation organized under the laws of the State of California, to amend as follows the Investment Advisory Agreement (the "Agreement") by and between the Company and Sierra Advisors dated July 7, 1989 with respect to employing the capital of the U.S. Government Money Fund (the "Fund," a series investment fund of the Company, formerly known as the GW U.S. Government Money Market Fund):

         1.       Amendment of Investment Advisory Agreement

         Section 5 of the Agreement is amended by adding the following Section 5(d) at the end of the section: "(d) Notwithstanding the compensation payable to Sierra Advisors as provided above, the Company shall not pay to Sierra Advisors annually more than 0.40% of the average daily net assets of the Fund calculated on a trailing three-month basis."

         2.       Effective Date

         This amendment to the Agreement shall be effective as of July 1, 1994.




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Sierra Investment Advisors Corporation
June 30, 1994
Page 2


         If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                        Very truly yours,

                                        SIERRA TRUST FUNDS


                                        By:  /s/ Brian Cerini
                                           ----------------------------------
                                           Name: Brian Cerini
                                           Title:  President

Accepted:

SIERRA INVESTMENT ADVISORS CORPORATION


By:  /s/  Michael D. Goth
   ----------------------------------
   Name:  Michael D. Goth
   Title: Chief Operating Officer